Exhibit 99.1

Safety Shot Provides Shareholder Update Highlighting Significant Milestones and Progress

JUPITER, FL – May 6, 2024 – Safety Shot, Inc. (Nasdaq: SHOT) (The “Company” or “Safety Shot”) today released a shareholder update to highlight the Company’s progress and strategic vision to maximize long-term shareholder value.

In the last several months, the Company has accomplished tremendous milestones which include:

●	Launching Safety Shot, the first patented beverage that helps people feel better faster by reducing blood alcohol content by supporting its metabolism and boosting clarity, on its direct-to-consumer website: www.DrinkSafetyShot.com on December 7. The drink sold out on its first day of availability.

●	Releasing Safety Shot for sale on the e-commerce platform Amazon. Consumers rapidly placed their orders for delivery and the product was sold out almost immediately.

●	Announcing a strategic distribution agreement with a leading brand-building agency and distributor based in Los Angeles, to amplify its presence in the vibrant Southern California market.

●	Gearing up to launch Safety Shot in Las Vegas and Los Angeles retail stores by the end of the Q2 2024. The Company anticipates that the beverage will be in stores within the next thirty days.

●	Nearing completion of the Company’s clinical trial to measure the effectiveness of Safety Shot in reducing blood alcohol content by supporting its metabolism. Data is now being compiled and is expected within the next four weeks.

●	Amassing an impressive portfolio of celebrities and influencers. This includes American comedian and actor Drew Desbordes, better known professionally as “Druski,” EMD music sensation Night Tales, widely followed YouTube group, The Nelk Boys, American professional skateboarder and businessperson Danny Way, actor and internet OG Matthew Espinosa, MMA superstar Jorge “Gamebred” Masvidal, and UFC martial artist and influencer Hector Lombard.

●	Making several pivotal management changes to drive growth for the Company:

■	Jarrett Boon, a seasoned entrepreneur and innovator with over 30 years of experience creating and growing successful businesses, has been appointed CEO.
■	American entrepreneur, record executive, and film producer Jordan Schur, has been appointed as President of the Company. Schur has also joined the Company’s Board of Directors.
■	Serial entrepreneur John Gulyas has been appointed Chairman of the Company. Gulyas has over 13 years of experience owning and operating multiple franchise brands.
■	David Sandler, with over three decades of experience in the health and nutrition industry, has been appointed the Company’s Chief Operating Officer.
■	David J. Long, the CEO and co-founder of Orangetheory Fitness, has joined the Company’s Board of Directors.

“I’m exceptionally proud of our team’s accomplishments and the steps we’ve taken so far,” remarked CEO Jarrett Boon. “The Company is driving on our goals. Our plan to increase shareholder value, drive revenue, and increase retail partners is being executed and you will see it more and more every day.”

About Safety Shot

Safety Shot, Inc., a wellness and dietary supplement company, has developed Safety Shot, the first patented wellness product on Earth that helps people feel better faster by reducing blood alcohol content by supporting its metabolism, boosting clarity and overall mood. Safety Shot is available for purchase online at www.DrinkSafetyShot.com and www.Amazon.com. In addition, the Company plans to introduce business-to-business sales to distributors, retailers, restaurants, and bars in 2024.

Forward Looking Statements

This communication contains forward-looking statements regarding Safety Shot, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Safety Shot’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Safety Shot and, including those described from time to time under the caption “Risk Factors” and elsewhere in Safety Shot’s Securities and Exchange Commission (SEC) filings and reports, including Safety Shot’s Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Safety Shot. Moreover, other risks and uncertainties of which the Company is not currently aware may also affect the Company’s forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Safety Shot on its website or otherwise. Safety Shot undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Media Contact and Investor Contact:

Medon Michaelides

Phone: 561-244-7100

Email: investors@drinksafetyshot.com